Exhibit 99.1

Investor Relations Contact:
Anurag Maheshwari, 321-727-9383
anurag.maheshwari@harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@harris.com

Harris Corporation Reports Strong Fiscal 2019 Second Quarter Results
With Revenue Growth and Margin Expansion Across All Segments

•	2Q19 revenue up 9% to $1.7 billion; orders up 27%; book-to-bill of 1.06

•	2Q19 GAAP EPS from continuing operations up 74% to $1.88; non-GAAP[1] up 19% to $1.96

•	1H19 revenue up 9% to $3.2 billion; GAAP EPS from continuing operations up 50% to $3.66; non-GAAP[1] up 24% to $3.74

•	1H19 operating cash flow up 26% to $469 million; adjusted free cash flow[1] up 24% to $409 million

•	Increased revenue, non-GAAP EPS[1] and adjusted free cash flow[1] guidance for fiscal 2019
___________________________________________________________________________________________
MELBOURNE, Fla., January 29, 2019 — Harris Corporation (NYSE:HRS) reported fiscal 2019 second quarter revenue of $1.7 billion, up 9% compared with the prior year. GAAP earnings per diluted share (EPS) from continuing operations increased 74% to $1.88, and non-GAAP EPS1 increased 19% to $1.96. Net income increased 72% to $225 million, and adjusted earnings before interest and taxes (EBIT2) increased 18% to $327 million with margin expansion of 150 basis points (bps).
"We delivered the third straight quarter of high single-digit revenue growth and generated record EPS with strong margin expansion across all three segments," said William M. Brown, chairman, president and chief executive officer. "First half revenue growth of 9%, book-to-bill of 1.17 and margin expansion of 90 bps give us confidence to increase our revenue and EPS guidance for the second time this fiscal year."
"Integration planning for the merger with L3 is progressing well, with the integration team fully staffed and developing detailed plans to deliver $500 million of cost synergies and ensure seamless operations post close. We continue to expect the transaction to close in mid-2019."

__________________________________________________________________________________________________________________________
1Excludes L3 deal and integration costs; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.
2Excludes discontinued operations and L3 deal and integration costs; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Summary Financial Results

($ millions, except per share data)	Second Quarter			First Half
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Orders	$1,766	$1,390	27%	$3,763	$3,695	2%
Revenue	$1,666	$1,535	9%	$3,208	$2,945	9%

(GAAP comparison)
Net income	$225	$131	72%	$438	$290	51%
Net income margin	13.5%	8.5%	500bps	13.7%	9.8%	390bps
Earnings per share	$1.88	$1.08	74%	$3.66	$2.44	50%

(Non-GAAP comparison)[3]
Adjusted EBIT	$327	$278	18%	$627	$547	15%
Adjusted EBIT margin	19.6%	18.1%	150bps	19.5%	18.6%	90bps
Earnings per share	$1.96	$1.65	19%	$3.74	$3.02	24%

Revenue increased 9% for the quarter and the first half, with solid growth across all three segments. GAAP and non-GAAP EPS3 grew double digits for the quarter and the first half driven by higher volume, strong operational performance and a lower share count. A lower tax rate also contributed to first half EPS growth. In addition, GAAP EPS increased due to the absence of a one-time write down of deferred tax assets and an adjustment for deferred compensation recorded in the second quarter of fiscal 2018, partially offset by L3 deal and integration costs in the current quarter. Book-to-bill was 1.06 for the second quarter and 1.17 for the first half.

Communication Systems

($ millions)	Second Quarter			First Half
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Revenue	$540	$492	10%	$1,009	$898	12%
Operating income	$162	$145	12%	$302	$260	16%
Operating margin	30.0%	29.5%	50bps	29.9%	29.0%	90bps

Second quarter revenue increased 10% from strong growth in all three businesses. Tactical Communications revenue grew 9%, with International up 11% from solid growth in Asia Pacific and Europe, and DoD up 7% on modernization demand. Night Vision and PSPC grew double digits as strong orders continued to convert into revenue. Operating income grew 12%, and margin expanded 50 bps to 30.0% from volume leverage and operational efficiencies, partially offset by mix. Orders were up 33% resulting in a segment book-to-bill of 1.18.

________________________________________________________________________________________________
3 Excludes discontinued operations and L3 deal and integration costs; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Tactical Communications orders grew 27% driven by DoD modernization, content growth in the adjacent airborne market and international programs to counter evolving threats. Key awards included $75 million from the U.S. Marine Corps for MUOS software upgrades on 117G manpack radios and a $66 million order for Small Tactical Terminals supporting domestic and international airborne platforms.
Public Safety continued to strengthen its position with state and federal agencies and utilities with a $33 million order from Nevada as part of a $108 million program to upgrade the statewide shared radio system; a $23 million order from the Air National Guard as it continues to adopt Harris converged radios; and $25 million from American Electric Power, the third award in its $106 million multi-year modernization program.
First half segment revenue increased 12% from double-digit growth in all three businesses. Operating margin expanded 90 bps to 29.9%. Segment book-to-bill was strong at 1.28. Tactical Communications book-to-bill was 1.32 with funded backlog greater than $1.1 billion.

Electronic Systems

($ millions)	Second Quarter			First Half
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Revenue	$617	$582	6%	$1,206	$1,123	7%
Operating income	$117	$97	21%	$232	$206	13%
Operating margin	19.0%	16.7%	230bps	19.2%	18.3%	90bps

Revenue increased for the seventh consecutive quarter, up 6%, primarily from growth in Avionics on increased F-35 production and in Electronic Warfare from the F/A-18, F-16 and rotary platforms. Operating income grew 21% to $117 million, and margin expanded 230 bps to 19.0% driven by operational excellence and the absence of prior-year contract adjustments in Mission Networks. Orders were up 12% in the quarter resulting in a book-to-bill of 1.13.
Harris continued to strengthen its position in electronic warfare and avionics on long-term platforms. The company received contracts totaling $115 million to upgrade electronic warfare systems on international F-16s for Poland and Iraq. These awards are under the previously announced $400 million sole-source IDIQ and follow similar awards received for Turkey and Morocco. The company also received $71 million in orders for F-35 avionics components under LRIP 12-14.
In addition to awards on long-term platforms, Harris leveraged its expertise in avionics open systems and was awarded a contract to develop the mission processor for a large military unmanned aerial vehicle and a new trainer aircraft. Each of these awards comes with significant follow-on opportunity.
First half segment revenue was up 7% driven by double-digit growth on F-35, F/A-18 and F-16 platforms. Operating margin expanded 90 bps driven by strong execution. Segment book-to-bill was strong at 1.18.

Space and Intelligence Systems

($ millions)	Second Quarter			First Half
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Revenue	$513	$462	11%	$1,001	$928	8%
Operating income	$92	$80	15%	$178	$167	7%
Operating margin	17.9%	17.3%	60bps	17.8%	18.0%	(20)bps

Second quarter revenue increased 11% as double-digit growth from classified programs, driven by small satellites, exquisite systems and ground-based adjacencies, was partially offset by expected lower revenue from environmental programs. Operating income increased 15% to $92 million from higher volume and strong program execution. Orders increased 51%, and strong customer relationships and investments in innovation led to strategic, long-term program wins:

•	$218 million follow-on award from the U.S. Army to configure, maintain and monitor the Wideband SATCOM Operational Management System

•	$195 million to develop the Optical Telescope Assembly for the WFIRST program, one of NASA's top-priority, large-scale missions

•	$115 million classified space award to provide next-generation technology for a long-standing franchise

•	$80 million from the Space Enterprise Consortium to develop next-generation GPS and space antenna technology for an experimental satellite with significant follow-on opportunities
In addition, Harris had its most active launch quarter to date:

•	Three small satellites, including the first Harris small satellite (HSAT), showcasing the company's ability to provide end-to-end mission solutions for the fast-growing small satellite market

•	GPS SV01, the first of 10 navigational payloads under the U.S. Air Force's GPS III satellite program

•	Two international launches: GOSAT-2 for Japan's Ministry of the Environment and GEO-KOMPSAT-2 for the Korea Aerospace Research Institute
First half segment revenue increased 8% as double-digit growth from classified programs was partially offset by expected lower revenue from environmental programs. Operating income increased 7% on higher volume, partially offset by increased investments in innovation. Book-to-bill remained strong at 1.05.

Cash and Capital Deployment

($ millions)	Second Quarter			First Half
	FY 2019	FY 2018	Change	FY 2019	FY 2018	Change
Operating cash flow	$352	$278	$74	$469	$373	$96
Free cash flow[4]	$316	$258	$58	$402	$330	$72
Adjusted free cash flow[5]	$323	$258	$65	$409	$330	$79

In the first half of fiscal 2019, Harris generated $409 million in adjusted free cash flow5 and returned $363 million to shareholders through dividends and share repurchases.

Guidance
As a result of the strong first half performance, Harris updated its guidance for fiscal 2019 to the following:

•	Revenue in a range of $6.66 - 6.69 billion, up 8.0 - 8.5% from fiscal 2018 (increased from previous guidance of up 6 - 8%)

•	GAAP EPS from continuing operations in a range of $7.50 - $7.60 and non-GAAP[5] EPS in a range of $7.90 - $8.00 (compared with previous guidance of $7.80 - $7.90)

•	Adjusted free cash flow[5] in a range of $1.000 - $1.025 billion (increased from previous guidance of ≥ $1 billion)

_____________________________________________________________________________________________________
4Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.
5Excludes L3 deal and integration costs; reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Conference Call and Webcast
Harris will host a conference call today, January 29, at 8:30 a.m. Eastern Time (ET) to discuss its fiscal 2019 second quarter financial results. The dial-in numbers for the teleconference are (U.S.) (877) 407-6184 and (International) (201) 389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on January 29.
About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Electronic Systems and Space and Intelligence Systems. Learn more at harris.com.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including free cash flow for the second quarter and first half of fiscal 2019, in each case excluding cash flow for capital expenditures; adjusted free cash flow for the second quarter and first half of fiscal 2019 and expected adjusted free cash flow for fiscal 2019, in each case excluding cash flow for capital expenditures and L3 deal and integration costs; free cash flow for the second quarter and first half of fiscal 2018, in each case excluding cash flow for capital expenditures; earnings per diluted share from continuing operations for the second quarter and first half of fiscal 2019 and expected earnings per diluted share from continuing operations for fiscal 2019, in each case excluding L3 deal and integration costs; earnings per diluted share from continuing operations for the second quarter and first half of fiscal 2018, in each case excluding non-cash charges in the second quarter of fiscal 2018 from a write-down of deferred tax assets and from an adjustment for deferred compensation; adjusted earnings before interest and taxes (“EBIT”) and adjusted EBIT margin for the second quarter and first half of fiscal 2019, in each case excluding, as applicable, net interest expense, income taxes, discontinued operations net of income taxes and L3 deal and integration costs; and adjusted EBIT and adjusted EBIT margin for the second quarter and first half of fiscal 2018, in each case excluding, as applicable, net interest expense, income taxes, discontinued operations net of income taxes, and a non-cash charge in the second quarter of fiscal 2018 from an adjustment for deferred compensation. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments: Financial statements (7 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: earnings, revenue, and adjusted free cash flow guidance for fiscal 2019; potential contract opportunities and awards; the potential value and timing of contract awards; statements about the anticipated closing and benefits of the proposed transformative merger of equals combination transaction; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits and the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; or potential tax, indemnification and other liabilities and exposures related to Exelis’ spin-off of Vectrus, Inc. and Exelis’ spin-off from ITT Corporation; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that stockholders of either party may not approve the proposed combination; the risk that the parties may not be able to obtain (or may be required to make divestitures in order to obtain) the necessary regulatory approvals or to satisfy any of the other conditions to the proposed combination in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed combination; risks related to the inability to realize benefits or to implement integration plans and other consequences associated with the proposed combination; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; and the risk that the proposed combination and its announcement could have an adverse effect on either or both parties’ ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, including the U.S. Government and other governments, and on their operating results and businesses generally. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. This press release refers to the proposed combination of L3 Technologies, Inc. (“L3”) and Harris Corporation (“Harris” and together with L3, the “parties”), as contemplated by the Agreement and Plan of Merger, dated as of October 12, 2018 (the “merger agreement”), among L3, Harris and a wholly owned merger subsidiary of Harris. In connection with the proposed merger, Harris filed with the SEC on December 14, 2018 a registration statement on Form S-4 that includes a joint proxy statement of the parties that also constitutes a prospectus of Harris. This registration statement has not yet been declared effective. The parties will send the definitive joint proxy statement/prospectus to their respective stockholders. The parties also may file with the SEC other relevant documents regarding the proposed transaction. This press release is not a substitute for the registration statement, the joint proxy statement/prospectus or any other documents that either or both of the parties or any of their respective affiliates may file with the SEC or make available to their respective security holders. INVESTORS AND SECURITY HOLDERS OF EACH PARTY AND ITS AFFILIATES ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY ADMENDMENTS OR SUPPLEMENTS TO THOSE

DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION. Copies of the registration statement, including the joint proxy statement/prospectus, and other documents filed with the SEC may be obtained free of charge on the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Harris also may be obtained free of charge on its website at www.harris.com/investors/financial-reports. Copies of documents filed with the SEC by L3 Technologies also may be obtained free of charge on its website at www.l3t.com.

Participants in Solicitation
Harris, L3 and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed combination. Information about the directors and executive officers of Harris is set forth in the proxy statement relating to its 2018 annual meeting of stockholders filed with the SEC on September 6, 2018. Information about the directors and executive officers of L3 Technologies is set forth in the proxy statement relating to its 2018 annual meeting of stockholders filed with the SEC on March 26, 2018. Additional information regarding the interests of these participants is included in the preliminary joint proxy statement/prospectus and will be included in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Copies of these documents may be obtained free of charge as described in the preceding paragraph.

Table 1
HARRIS CORPORATION
FY '19 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017

	(In millions, except per share amounts)
Revenue from product sales and services	$1,666	$1,535	$3,208	$2,945
Cost of product sales and services	(1,095)	(1,022)	(2,105)	(1,941)
Engineering, selling and administrative expenses	(304)	(291)	(583)	(559)
Non-operating income	47	44	94	90
Interest income	—	1	1	1
Interest expense	(43)	(42)	(87)	(83)
Income from continuing operations before income taxes	271	225	528	453
Income taxes	(46)	(94)	(87)	(157)
Income from continuing operations	225	131	441	296
Discontinued operations, net of income taxes	—	—	(3)	(6)
Net income	$225	$131	$438	$290

Net income per common share
Basic
Continuing operations	$1.91	$1.10	$3.74	$2.49
Discontinued operations	—	—	(0.03)	(0.06)
	$1.91	$1.10	$3.71	$2.43
Diluted
Continuing operations	$1.88	$1.08	$3.66	$2.44
Discontinued operations	(0.01)	—	(0.02)	(0.05)
	$1.87	$1.08	$3.64	$2.39

Cash dividends paid per common share	$0.685	$0.570	$1.370	$1.140
Basic weighted average common shares outstanding	117.7	118.5	117.8	118.8
Diluted weighted average common shares outstanding	120.0	120.9	120.3	121.1

Table 2
HARRIS CORPORATION
FY '19 Second Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017

	(In millions)
Revenue
Communication Systems	$540	$492	$1,009	$898
Electronic Systems	617	582	1,206	1,123
Space and Intelligence Systems	513	462	1,001	928
Corporate eliminations	(4)	(1)	(8)	(4)
	$1,666	$1,535	$3,208	$2,945
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Communication Systems	$162	$145	$302	$260
Electronic Systems	117	97	232	206
Space and Intelligence Systems	92	80	178	167
Unallocated corporate expense and corporate eliminations	(58)	(54)	(99)	(96)
Pension adjustment	(46)	(46)	(93)	(92)
Non-operating income	47	44	94	90
Net interest expense	(43)	(41)	(86)	(82)
	$271	$225	$528	$453

Table 3
HARRIS CORPORATION
FY '19 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	December 28, 2018	December 29, 2017

	(In millions)
Operating Activities
Net income	$438	$290
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	58	58
Other depreciation and amortization	71	72
Pension income and share-based compensation	2	(44)
(Increase) decrease in:
Accounts receivable	(28)	(14)
Contract assets	(47)	(84)
Inventories	(14)	(23)
Increase (decrease) in:
Accounts payable	(101)	(78)
Contract liabilities	107	47
Other	(17)	149
Net cash provided by operating activities	469	373
Investing Activities
Additions of property, plant and equipment	(67)	(43)
Adjustment to proceeds from sales of businesses, net	—	(2)
Net cash used in investing activities	(67)	(45)
Financing Activities
Proceeds from borrowings	26	248
Repayments of borrowings	(3)	(363)
Proceeds from exercises of employee stock options	18	18
Repurchases of common stock	(200)	(150)
Cash dividends	(163)	(137)
Other financing activities	(20)	(10)
Net cash used in financing activities	(342)	(394)
Effect of exchange rate changes on cash and cash equivalents	(5)	4
Net increase (decrease) in cash and cash equivalents	55	(62)
Cash and cash equivalents, beginning of year	288	484
Cash and cash equivalents, end of quarter	$343	$422

Table 4
HARRIS CORPORATION
FY '19 Second Quarter Summary
SELECTED BALANCE SHEET INFORMATION
(Unaudited)

	December 28, 2018	June 29, 2018

	(In millions)
Assets
Cash and cash equivalents	$343	$288
Receivables	494	466
Contract assets	829	782
Inventories	425	411
Property, plant and equipment	901	900
Goodwill	5,370	5,372
Other intangible assets	930	989
Other assets	560	643
	$9,852	$9,851

Liabilities
Short-term debt	$103	$78
Accounts payable	521	622
Contract liabilities	479	372
Compensation and benefits	128	142
Current portion of long-term debt, net	305	304
Defined benefit plans	635	714
Long-term debt, net	3,411	3,408
Other liabilities	858	933
Equity	3,412	3,278
	$9,852	$9,851

HARRIS CORPORATION
FY '19 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '19 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017

	(In millions)
Revenue from product sales and services (B)	$1,666	$1,535	$3,208	$2,945

Net income	$225	$131	$438	$290
Adjustments:
Net interest expense	43	41	86	82
Income taxes	46	94	87	157
Discontinued operations, net of income taxes	—	—	3	6
L3 deal and integration costs	13	—	13	—
One-time non-cash charge from an adjustment to deferred compensation	—	12	—	12
Total adjustments	102	147	189	257
Adjusted EBIT (A)	$327	$278	$627	$547

Adjusted EBIT margin percentage (A) / (B)	19.6%	18.1%	19.5%	18.6%

Table 6
HARRIS CORPORATION
FY '19 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP Income from Continuing Operations per Diluted Common Share to
Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017	Fiscal Year 2019 (Guidance)
GAAP income from continuing operations per diluted common share	$1.88	$1.08	$3.66	$2.44	$7.50 to $7.60
Non-cash charge from a write-down of deferred tax assets	—	0.48	—	0.48	—
Non-cash charge from an adjustment for deferred compensation	—	0.09	—	0.10	—
L3 deal costs and integration costs	0.08	—	0.08	—	0.40
Non-GAAP income from continuing operations per diluted common share	$1.96	$1.65	$3.74	$3.02	$7.90 to $8.00

Table 7
HARRIS CORPORATION
FY '19 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017	Fiscal Year 2019 (Guidance)

	(In millions)
Net cash provided by operating activities	$352	$278	$469	$373	$1,120 to $1,145
Less capital expenditures	(36)	(20)	(67)	(43)	(170)
Free cash flow	316	258	402	330	$950 to $975
Cash used for L3 deal costs and integration activities	7	—	7	—	50
Adjusted free cash flow	$323	$258	$409	$330	$1,000 to $1,025